Hospitality Properties Trust Exhibit 99.2 First Quarter 2019 Supplemental Operating and Financial Data Sonesta Suites Scottsdale Gainey Ranch Scottsdale, AZ Operator: Sonesta International Hotels Corporation Guest Rooms: 164 All amounts in this report are unaudited.

TABLE OF CONTENTS PAGE CORPORATE INFORMATION 3 Company Profile 4,5 Investor Information 6 Research Coverage 7 FINANCIALS Key Financial Data 9 Condensed Consolidated Balance Sheets 10 TABLE OF CONTENTS TABLE Condensed Consolidated Statements of Income 11 Notes to Condensed Consolidated Statements of Income 12 Condensed Consolidated Statements of Cash Flows 13 Debt Summary 14 Debt Maturity Schedule 15 Leverage Ratios, Coverage Ratios and Public Debt Covenants 16 Restricted Cash Activity 17 Property Acquisition and Disposition Information Since January 1, 2019 18 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre 19 Calculation of FFO and Normalized FFO 20 Definitions of Certain Non-GAAP Financial Measures 21 OPERATING AGREEMENTS AND PORTFOLIO INFORMATION Portfolio by Operating Agreement and Manager 23 Portfolio by Brand 24 Operating Agreement Information 25-27 Operating Statistics by Hotel Operating Agreement and Manager 28 Coverage by Operating Agreement and Manager 29 WARNING CONCERNING FORWARD-LOOKING STATEMENTS 30 Hospitality Properties Trust 2 Supplemental Operating and Financial Data, March 31, 2019

CORPORATE INFORMATION Courtyard Laguna Hills Irvine Spectrum/Orange County Laguna Hills, CA Operator:Hospitality Marriott Properties International, Trust Inc. Guest Rooms:Supplemental 136 Operating and Financial Data, March 31, 2019

COMPANY PROFILE

COMPANY PROFILE

The Company:

Hospitality Properties Trust, or HPT, we, our, or us, is a real estate investment trust, or REIT. As of March 31, 2019, we owned 327 hotels and 179 travel centers located in 45 states, the District of Columbia, Puerto Rico and Canada. Our properties are operated by other companies under long term management or lease agreements. We have been investment grade rated since 1998 and we are currently included in a number of financial indices, including the S&P MidCap 400 Index, the Russell 1000 Index, the MSCI U.S. REIT Index, the FTSE EPRA/NAREIT United States Index and the S&P REIT Composite Index.

Management:

HPT is managed by The RMR Group LLC, or RMR LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), or RMR Inc. RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to four publicly traded equity REITs and three real estate related operating businesses. In addition to managing HPT, RMR manages Industrial Logistics Properties Trust, a REIT that owns industrial and logistics properties, Office Properties Income Trust, a REIT that owns buildings primarily leased to single tenants and those with high credit quality characteristics such as government entities, and Senior Housing Properties Trust, a REIT that primarily owns healthcare, senior living and medical office buildings. RMR also provides management services to Five Star Senior Living Inc., a publicly traded operator of senior living communities, Sonesta International Hotels Corporation, a privately owned operator and franchisor of hotels (including some of the hotels that HPT owns) and cruise ships, and TravelCenters of America LLC, or TA, a publicly traded operator and franchisor of travel centers along the U.S. Interstate Highway System (including all the travel centers that HPT owns) and restaurants. RMR also advises the RMR Real Estate Income Fund, a publicly traded closed end fund that invests in publicly traded securities of real estate companies, and Tremont Mortgage Trust, a publicly traded mortgage REIT, through wholly owned SEC registered investment advisory subsidiaries, as well as manages the RMR Office Property Fund, a private, open end core plus fund focused on the acquisition, ownership and leasing of a diverse portfolio of multi-tenant office properties throughout the U.S. As of March 31, 2019, RMR had $30.0 billion of real estate assets under management and the combined RMR managed companies had approximately $12 billion of annual revenues, over 1,500 properties and approximately 50,000 employees. We believe that being managed by RMR is a competitive advantage for HPT because of RMR's depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services.

Corporate Headquarters:

Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 964-8389

Stock Exchange Listing:

Nasdaq

Trading Symbol:

Common Shares: HPT

Senior Unsecured Debt Ratings:

Standard & Poor's: BBB-
Moody's: Baa2

Key Data (as of March 31, 2019):

(dollars in 000s)

Total properties:	506
Hotels	327
Travel centers	179
Number of hotel rooms/suites	50,882
Q1 2019 total revenues	$ 524,908
Q1 2019 net income	$ 225,787
Q1 2019 Normalized FFO (1)	$ 144,640

(1) See page 20 for the calculation of FFO and Normalized FFO and a reconciliation of net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, to these amounts.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2019

4

COMPANY PROFILE (continued)

COMPANY PROFILE

Operating Statistics by Operating Agreement (as of 3/31/19) (dollars in thousands):

Operating Agreement (1)	Number of Properties	Number of Rooms or Suites (Hotels) / Land Acreage (Travel Centers)	Annualized Minimum Return / Rent (2)	Percent of Total Annualized Minimum Return / Rent	Coverage (3) Q1	Coverage (3) LTM	RevPAR Change (4) Q1	RevPAR Change (4) LTM
Marriott (No. 1)	53	7,609	$ 71,496	9%	0.89x	1.19x	(1.3%)	(0.4%)
Marriott (No. 234)	68	9,120	108,160	13%	0.92x	1.08x	(1.2%)	0.1%
Marriott (No. 5)	1	356	10,518	1%	1.04x	1.03x	1.6%	8.6%
Subtotal / Average Marriott	122	17,085	190,174	23%	0.91x	1.12x	(1.0%)	0.5%
IHG	101	16,689	205,011	24%	0.79x	1.02x	(4.8%)	(2.1%)
Sonesta	51	8,862	127,573	14%	0.44x	0.64x	(0.4%)	(1.7%)
Wyndham	22	3,583	29,366	4%	0.07x	0.61x	(9.9%)	(7.4%)
Hyatt	22	2,724	22,037	3%	0.92x	1.00x	(3.7%)	(2.8%)
Radisson	9	1,939	19,769	3%	0.45x	0.97x	(12.3%)	(5.0%)
Subtotal / Average Hotels	327	50,882	593,930	71%	0.71x	0.95x	(3.1%)	(1.6%)
TA (No. 1)	36	747	49,018	6%	1.75x	1.86x	N/A	N/A
TA (No. 2)	36	879	44,663	5%	1.68x	1.83x	N/A	N/A
TA (No. 3)	35	885	42,404	5%	1.65x	1.82x	N/A	N/A
TA (No. 4)	37	930	48,381	6%	1.80x	1.89x	N/A	N/A
TA (No. 5)	35	1,039	61,617	7%	1.67x	1.79x	N/A	N/A
Subtotal / Average Travel Centers	179	4,480	246,083	29%	1.71x	1.83x	N/A	N/A
Total / Average	506	50,882/ 4,480	$ 840,013	100%	1.01x	1.21x	(3.1%)	(1.6%)

(1) See pages 25 through 27 for additional information regarding each of our operating agreements.

(2) Annualized minimum rent amounts represent cash rent amounts due to us and exclude adjustments, if any, necessary to recognize rental income on a straight line basis in accordance with GAAP.

(3) We define coverage as total property level revenues minus all property level expenses and reserves for future renovations or refurbishments, or FF&E reserve escrows, that are not subordinated to minimum returns or rents due to us divided by the minimum returns or rents due to us (which data is provided to us by our managers or tenants). Coverage amounts for our agreement with InterContinental Hotels Group, plc, or IHG, and our agreement with Radisson Hospitality, Inc., or Radisson, include data for certain hotels for periods prior to when we acquired ownership of them. Coverage amounts for our agreement with Sonesta include data for one hotel prior to our ownership and one hotel prior to when it was managed by Sonesta. Coverage amounts for our agreements with TA exclude data for periods prior to our sale of certain travel centers.

(4) RevPAR change is the RevPAR percentage change in the period ended March 31, 2019 over the comparable year earlier period. RevPAR amounts for our IHG and Radisson agreements include data for periods prior to our ownership of certain hotels. RevPAR amounts for our agreement with Sonesta include data for one hotel prior to our ownership and one hotel prior to when it was managed by Sonesta.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2019
5

INVESTOR INFORMATION Board of Trustees Donna D. Fraiche John L. Harrington William A. Lamkin Independent Trustee Lead Independent Trustee Independent Trustee John G. Murray Adam D. Portnoy Managing Trustee Managing Trustee INVESTOR INFORMATION INVESTOR Senior Management John G. Murray Brian E. Donley Ethan S. Bornstein President and Chief Executive Officer Chief Financial Officer and Treasurer Senior Vice President Contact Information Investor Relations Inquiries Hospitality Properties Trust Financial inquiries should be directed to Brian E. Donley, Two Newton Place Chief Financial Officer and Treasurer, at (617) 964-8389 255 Washington Street, Suite 300 or bdonley@rmrgroup.com. Newton, MA 02458-1634 (t) (617) 964-8389 Investor and media inquiries should be directed to (email) info@hptreit.com Katie Strohacker, Senior Director, Investor Relations at (website) www.hptreit.com (617) 796-8232, or kstrohacker@rmrgroup.com. Hospitality Properties Trust 6 Supplemental Operating and Financial Data, March 31, 2019

RESEARCH COVERAGE

RESEARCH COVERAGE

Equity Research Coverage

Baird
Michael Bellisario
(414) 298-6130
mbellisario@rwbaird.com

D.A. Davidson & Co.
James O. Lykins
(503) 603-3041
jlykins@dadco.com

B. Riley | FBR
Bryan Maher
(646) 885-5423
bmaher@fbr.com

Janney Montgomery Scott
Tyler Batory
(215) 665-4448
tbatory@janney.com

Stifel Nicolaus
Simon Yarmak
(443) 224-1345
yarmaks@stifel.com

Wells Fargo Securities
Jeffrey Donnelly
(617) 603-4262
jeff.donnelly@wellsfargo.com

Debt Research Coverage

Wells Fargo Securities
Thierry Perrein
(704) 715-8455
thierry.perrein@wellsfargo.com

Rating Agencies

Moody's Investors Service
Dilara Sukhov
(212) 553-1438
dilara.sukhov@moodys.com

Standard & Poor's
Michael Souers
(212) 438-2508
michael.souers@standardandpoors.com

HPT is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding HPT's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of HPT or its management. HPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2019
7

FINANCIALS InterContinental Toronto Yorkville Toronto, ON Hospitality Properties Trust Operator: InterContinental Hotels Group Supplemental Operating and Financial Data, March 31, 2019 Guest Rooms: 208

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Selected Balance Sheet Data:					
Total gross assets (1)	$ 10,235,599	$ 10,150,463	$ 10,250,294	$ 10,134,850	$ 9,980,751
Total assets	$ 7,255,804	$ 7,177,079	$ 7,251,553	$ 7,225,362	$ 7,120,874
Total liabilities	$ 4,519,238	$ 4,579,648	$ 4,458,982	$ 4,464,693	$ 4,370,900
Total shareholders' equity	$ 2,736,566	$ 2,597,431	$ 2,792,571	$ 2,760,669	$ 2,749,974
Selected Income Statement Data:					
Total revenues	$ 524,908	$ 550,799	$ 603,153	$ 611,951	$ 528,633
Net income (loss)	$ 225,787	$ (108,860)	$ 117,099	$ 97,289	$ 80,206
Adjusted EBITDA*re* (2) (3)	$ 195,901	$ 149,773	$ 225,676	$ 226,898	$ 202,956
FFO (4)	$ 144,640	$ 99,994	$ 174,653	$ 176,033	$ 154,868
Normalized FFO (3) (4)	$ 144,640	$ 99,994	$ 174,653	$ 176,193	$ 154,868
Per Common Share Data (basic and diluted):					
Net income (loss)	$ 1.37	$ (0.66)	$ 0.71	$ 0.59	$ 0.49
FFO and Normalized FFO (3) (4)	$ 0.88	$ 0.61	$ 1.06	$ 1.07	$ 0.94
Dividend Data:					
Annualized dividends paid per share during the period (5)	$ 2.12	$ 2.12	$ 2.12	$ 2.12	$ 2.08
Annualized dividend yield (at end of period) (6)	8.1%	8.9%	7.4%	7.4%	8.2%
Normalized FFO payout ratio (3) (4)	60.2%	86.9%	50.0%	49.5%	55.3%

(1) Total gross assets is total assets plus accumulated depreciation.

(2) See page 19 for the calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re* and a reconciliation of net income (loss) determined in accordance with GAAP to these amounts.

(3) Adjusted EBITDA*re* and Normalized FFO for the three months ended December 31, 2018 include $53,635, or $0.33 per common share, of business management incentive fee expense.

(4) See page 20 for the calculation of FFO and Normalized FFO and a reconciliation of net income (loss) determined in accordance with GAAP to these amounts.

(5) On April 18, 2019, we declared a quarterly dividend of $0.54 per share ($2.16 per year) which we expect to pay on or about May 16, 2019 to shareholders of record on April 29, 2019.

(6) Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of our common shares at the end of the period.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2019
9

CONDENSED CONSOLIDATED BALANCE SHEETS (dollar amounts in thousands, except share data) As of March 31, As of December 31, 2019 2018 ASSETS Real estate properties: Land $ 1,671,210 $ 1,626,239 Buildings, improvements and equipment 7,962,010 7,896,734 Total real estate properties, gross 9,633,220 9,522,973 Accumulated depreciation (2,979,795) (2,973,384) Total real estate properties, net 6,653,425 6,549,589 Cash and cash equivalents 23,675 25,966 Restricted cash 75,129 50,037 Due from related persons 79,710 91,212 Other assets, net 423,865 460,275 Total assets $ 7,255,804 $ 7,177,079 LIABILITIES AND SHAREHOLDERS' EQUITY Unsecured revolving credit facility $ 141,000 $ 177,000 Unsecured term loan, net 397,442 397,292 Senior unsecured notes, net 3,600,314 3,598,295 Security deposits 116,448 132,816 Accounts payable and other liabilities 250,925 211,332 Due to related persons 13,109 62,913 Total liabilities 4,519,238 4,579,648 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,441,709 shares issued and outstanding 1,644 1,644 Additional paid in capital 4,545,917 4,545,481 Cumulative other comprehensive loss (200) (266) Cumulative net income available for common shareholders 3,457,682 3,231,895 CONDENSED CONSOLIDATED BALANCE SHEETS CONDENSED CONSOLIDATED Cumulative common distributions (5,268,477) (5,181,323) Total shareholders' equity 2,736,566 2,597,431 Total liabilities and shareholders' equity $ 7,255,804 $ 7,177,079 Hospitality Properties Trust 10 Supplemental Operating and Financial Data, March 31, 2019

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (amounts in thousands, except share data) For the Three Months Ended March 31, 2019 2018 Revenues: Hotel operating revenues (1) $ 455,385 $ 445,276 Rental income (2) 68,151 81,993 FF&E reserve income (3) 1,372 1,364 Total revenues 524,908 528,633 Expenses: Hotel operating expenses (1) 319,125 314,982 Depreciation and amortization 99,365 99,617 General and administrative (4) 12,235 11,734 Total expenses 430,725 426,333 Gain on sale of real estate (5) 159,535 — Dividend income 876 626 Unrealized gains and losses on equity securities, net (6) 20,977 24,955 Interest income 637 292 Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $2,570 and $2,478, respectively) (49,766) (47,540) Income before income taxes and equity in earnings of an investee 226,442 80,633 Income tax expense (1,059) (471) Equity in earnings of an investee 404 44 Net income $ 225,787 $ 80,206 Weighted average common shares outstanding (basic) 164,278 164,199 Weighted average common shares outstanding (diluted) 164,322 164,219 Net income per common share (basic and diluted) $ 1.37 $ 0.49 See Notes to Condensed Consolidated Statements of Income on page 12. CONDENSED CONSOLIDATED STATEMENTS OF INCOME STATEMENTS CONDENSED CONSOLIDATED Hospitality Properties Trust 11 Supplemental Operating and Financial Data, March 31, 2019

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME (dollar amounts in thousands, except share data) (1) As of March 31, 2019, we owned 327 hotels; 325 of these hotels were managed by hotel operating companies and two hotels were leased to hotel operating companies. As of March 31, 2019, we also owned 179 travel centers; all 179 of these travel centers were leased to TA under five lease agreements. Our condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers. Certain of our managed hotels had net operating results that were, in the aggregate, $42,839 and $27,586 less than the minimum returns due to us for the three months ended March 31, 2019 and 2018, respectively. When managers of these hotels are required to fund the shortfalls under the terms of our management agreements or their guarantees, we reflect such fundings (including security deposit applications) in our condensed consolidated statements of income as a reduction of hotel operating expenses. The reduction to hotel operating expenses was $22,465 and $10,851 for the three months ended March 31, 2019 and 2018, respectively. When we reduce the amounts of the security deposit we hold for any of our operating agreements for payment deficiencies, it does not result in additional cash flows to us of the deficiency amounts, but reduces the refunds due to the respective tenants or managers who have provided us with these deposits upon expiration of the respective operating agreement. The security deposits are non-interest bearing and are not held in escrow. We had shortfalls at certain of our managed hotel portfolios not funded by the managers of these hotels under the terms of our management agreements of $20,676 and $17,769 for the three months ended March 31, 2019 and 2018, respectively, which represents the unguaranteed portions of our minimum returns from our Marriott, Sonesta and Wyndham agreements. Certain of our managed hotel portfolios had net operating results that were, in the aggregate, $1,275 more than the minimum returns due to us for the three months ended March 31, 2018. The net operating results of our managed hotel portfolios did not exceed the minimum returns due to us for the three months ended March 31, 2019. Certain of our guarantees and our security deposits may be replenished by a share of future cash flows from the applicable hotel operations in excess of the minimum returns due to us pursuant to the terms of the respective agreements. When our guarantees and security deposits are replenished by cash flows from hotel operations, we reflect such replenishments in our condensed consolidated statements of income as an increase to hotel operating expenses. We had $1,275 of guaranty and security deposit replenishments for the three months ended March 31, 2018. There were no replenishments for the three months ended March 31, 2019. (2) Rental income includes decreases of $1,132 and increases of $3,079 for the three months ended March 31, 2019 and 2018, respectively, of adjustments necessary to record scheduled rent changes under certain of our leases, the deferred rent obligations under our travel center leases and the estimated future payments to us under our travel center leases for the cost of removing underground storage tanks on a straight line basis. (3) Various percentages of total sales at certain of our hotels are escrowed as FF&E reserve escrows. We own all the FF&E reserve escrows for our hotels. We report deposits by our tenants into the escrow accounts under our hotel leases as FF&E reserve income. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income. (4) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our condensed consolidated statements of income. In calculating net income (loss) in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income, we do not include these amounts in the calculation of Normalized FFO or Adjusted EBITDAre until the fourth quarter, which is when the business management incentive fee expense amount for the year, if any, is determined. No estimated business management incentive fee expense was recorded for the three months ended March 31, 2019 or 2018. (5) We recorded a $159,535 gain on sale of real estate during the three months ended March 31, 2019 in connection with the sales of 20 travel centers. (6) Unrealized gains and losses on equity securities, net represent the adjustment required to adjust the carrying value of our investments in RMR Inc. and TA common shares to their fair value as of March 31, 2019. NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME STATEMENTS CONDENSED CONSOLIDATED NOTES TO Hospitality Properties Trust 12 Supplemental Operating and Financial Data, March 31, 2019

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) For the Three Months Ended March 31, 2019 2018 Cash flows from operating activities: Net income $ 225,787 $ 80,206 Adjustments to reconcile net income to cash provided by operating activities: Depreciation and amortization 99,365 99,617 Amortization of debt issuance costs and debt discounts and premiums as interest 2,570 2,478 Straight line rental income 1,132 (3,079) Security deposits utilized (16,368) (6,724) Unrealized gains and losses on equity securities, net (20,977) (24,955) Equity in earnings of an investee (404) (44) Gain on sale of real estate (159,535) — Other non-cash (income) expense, net (330) (1,399) Changes in assets and liabilities: Due from related persons 2,895 (716) Other assets (8,642) (4,058) Accounts payable and other liabilities (28,233) (16,785) Due to related persons (53,395) (74,856) Net cash provided by operating activities 43,865 49,685 Cash flows from investing activities: Real estate acquisitions and deposits (148,011) — Real estate improvements (11,738) (26,483) Hotel managers’ purchases with restricted cash (46,361) (33,226) Net proceeds from sale of real estate 308,200 — Net cash provided by (used in) investing activities 102,090 (59,709) Cash flows from financing activities: Proceeds from issuance of senior unsecured notes, after discounts and premiums — 389,976 Borrowings under unsecured revolving credit facility 94,000 155,000 Repayments of unsecured revolving credit facility (130,000) (467,000) Deferred financing costs — (3,522) Repurchase of common shares — (101) Distributions to common shareholders (87,154) (85,460) Net cash used in financing activities (123,154) (11,107) Increase (decrease) in cash and cash equivalents and restricted cash 22,801 (21,131) Cash and cash equivalents and restricted cash at beginning of period 76,003 97,496 Cash and cash equivalents and restricted cash at end of period $ 98,804 $ 76,365 Supplemental disclosure of cash and cash equivalents and restricted cash: The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the condensed consolidated balance sheets to the amount shown in the condensed consolidated statements of cash flows: Cash and cash equivalents $ 23,675 $ 16,832 Restricted cash 75,129 59,533 Total cash and cash equivalents and restricted cash $ 98,804 $ 76,365 Supplemental cash flow information: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS STATEMENTS CONDENSED CONSOLIDATED Cash paid for interest $ 77,745 $ 61,162 Cash paid for income taxes 320 193 Hospitality Properties Trust 13 Supplemental Operating and Financial Data, March 31, 2019

DEBT SUMMARY

DEBT SUMMARY

As of March 31, 2019
(dollars in thousands)

	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:					
$1,000,000 unsecured revolving credit facility (1) (2)	3.409%	$ 141,000	7/15/22	$ 141,000	3.3
$400,000 unsecured term loan (2) (3)	3.589%	400,000	7/15/23	400,000	4.3
Subtotal / weighted average	3.542%	$ 541,000		$ 541,000	4.0
Unsecured Fixed Rate Debt:					
Senior unsecured notes due 2021	4.250%	$ 400,000	2/15/21	$ 400,000	1.9
Senior unsecured notes due 2022	5.000%	500,000	8/15/22	500,000	3.4
Senior unsecured notes due 2023	4.500%	500,000	6/15/23	500,000	4.2
Senior unsecured notes due 2024	4.650%	350,000	3/15/24	350,000	5.0
Senior unsecured notes due 2025	4.500%	350,000	3/15/25	350,000	6.0
Senior unsecured notes due 2026	5.250%	350,000	2/15/26	350,000	6.9
Senior unsecured notes due 2027	4.950%	400,000	2/15/27	400,000	7.9
Senior unsecured notes due 2028	3.950%	400,000	1/15/28	400,000	8.8
Senior unsecured notes due 2030	4.375%	400,000	2/15/30	400,000	10.9
Subtotal / weighted average	4.603%	$ 3,650,000		$ 3,650,000	6.0
Total / weighted average (4)	4.466%	$ 4,191,000		$ 4,191,000	5.7

(1) We are required to pay interest on borrowings under our revolving credit facility at a rate of LIBOR plus a premium of 100 basis points per annum. We also pay a facility fee of 20 basis points per annum on the total amount of lending commitments under our revolving credit facility. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The interest rate listed above is as of March 31, 2019. Subject to the payment of an extension fee and meeting certain other conditions, we may extend the maturity date of our credit facility for two additional six month periods.

(2) The maximum borrowing availability under our revolving credit facility and term loan combined may be increased to up to $2,300,000 subject to certain terms and conditions.

(3) We are required to pay interest on the amount outstanding under our term loan at a rate of LIBOR plus a premium of 110 basis points per annum, subject to adjustment based on changes to our credit ratings. The interest rate listed above is as of March 31, 2019. Our term loan is prepayable without penalty at any time.

(4) The carrying value of our total debt of $4,138,756 as of March 31, 2019 is net of unamortized discounts and premiums and certain issuance costs totaling $52,244.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2019

14

DEBT MATURITY SCHEDULE

DEBT MATURITY SCHEDULE

As of March 31, 2019
(dollars in thousands)

Year	Unsecured Floating Rate Debt		Unsecured Fixed Rate Debt	Total [3]
2021	$ —		$ 400,000	$ 400,000
2022	141,000	[1]	500,000	641,000
2023	400,000	[2]	500,000	900,000
2024	—		350,000	350,000
2025	—		350,000	350,000
2026	—		350,000	350,000
2027	—		400,000	400,000
2028	—		400,000	400,000
2030	—		400,000	400,000
	$ 541,000		$ 3,650,000	$ 4,191,000
Percent of total debt	12.9%		87.1%	100%

(1) Represents amounts outstanding under our $1,000,000 revolving credit facility at March 31, 2019. Subject to the payment of an extension fee and meeting certain other conditions, we may extend the maturity date for two additional six month periods.

(2) Represents amounts outstanding on our term loan at March 31, 2019. Our term loan is prepayable without penalty at any time.

(3) The carrying value of our total debt of $4,138,756 as of March 31, 2019 is net of unamortized discounts and premiums and certain issuance costs totaling $52,244.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2019

15

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended				
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Leverage Ratios:					
Total debt (1) / total gross assets (2)	40.9%	41.6%	40.9%	41.2%	41.4%
Total debt (1) / gross book value of real estate assets (3)	43.4%	44.2%	43.4%	43.4%	43.6%
Total debt (1) / total market capitalization (4)	49.2%	51.8%	46.9%	47.0%	49.8%
Secured debt (1) / total assets	0.0%	0.0%	0.0%	0.0%	0.0%
Variable rate debt (1) / total debt (1)	12.9%	13.7%	13.0%	12.5%	11.8%
Coverage Ratios:					
Adjusted EBITDA*re* (5) (6) / interest expense	3.9x	3.0x	4.6x	4.7x	4.3x
Total debt (1) / annualized Adjusted EBITDA*re* (5) (6)	5.3x	7.1x	4.6x	4.6x	5.1x
Public Debt Covenants:					
Total debt / adjusted total assets (7) - allowable maximum 60.0%	40.8%	40.9%	41.1%	41.4%	41.6%
Secured debt / adjusted total assets (7) - allowable maximum 40.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Consolidated income available for debt service (8) / debt service - required minimum 1.50x	3.77x	2.79x	4.39x	4.45x	4.11x
Total unencumbered assets (7) to unsecured debt - required minimum 150%	245.3%	244.3%	243.1%	241.8%	240.3%

(1) Debt amounts represent the principal balance as of the date reported. The carrying value of our total debt of $4,138,756 as of March 31, 2019 is net of unamortized discounts and premiums and certain issuance costs totaling $52,244.

(2) Total gross assets is total assets plus accumulated depreciation.

(3) Gross book value of real estate assets is real estate properties at cost, before purchase price allocations, less impairment write-downs, if any.

(4) Total market capitalization is total debt plus the market value of our common shares at the end of each period.

(5) See page 19 for the calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*, and a reconciliation of net income (loss) determined in accordance with GAAP to these amounts.

(6) Adjusted EBITDA*re* for the three months ended December 31, 2018 includes $53,635 of business management incentive fee expense. Excluding business management incentive fee expense, Adjusted EBITDA*re* / interest expense and Total debt / annualized Adjusted EBITDA*re* would have been 4.1x and 5.2x, respectively, for the three months ended December 31, 2018.

(7) Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment writedowns, if any, and exclude depreciation and amortization, accounts receivable and intangible assets.

(8) Consolidated income available for debt service is earnings from operations excluding interest expense, unrealized gains and losses on equity securities, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Consolidated income available for debt service for the three months ended December 31, 2018 includes $53,635 of business management incentive fee expense. No business management incentive fee expense was recorded for the three months ended March 31, 2019, September 30, 2018, June 30, 2018 or March 31, 2018.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2019
16

RESTRICTED CASH ACTIVITY

RESTRICTED CASH ACTIVITY (1)

(dollars in thousands)

	As of and For the Three Months Ended				
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
FF&E reserves (beginning of period)	$ 50,037	$ 65,644	$ 73,279	$ 59,533	$ 73,357
Manager deposits	11,335	20,213	18,353	40,290	14,921
HPT fundings (2):					
Marriott No. 1	13,593	7,281	915	677	177
Marriott No. 234	9,000	2,675	2,675	—	3,680
Radisson	10,611	—	—	—	—
Hotel improvements	(46,361)	(45,776)	(29,578)	(27,221)	(32,602)
FF&E reserves (end of period)	48,215	50,037	65,644	73,279	59,533
HPT sale proceeds (3)	26,914	—	—	—	—
Total restricted cash	$ 75,129	$ 50,037	$ 65,644	$ 73,279	$ 59,533

(1) Most of our hotel operating agreements require the deposit of a percentage of gross hotel revenues into escrows to fund FF&E reserves. Our management agreement with Wyndham requires FF&E reserve deposits subject to available cash flows, as defined in our Wyndham agreement. Our Sonesta agreement does not require FF&E reserve deposits. We own all the FF&E reserve escrows for our hotels. Our TA leases do not require FF&E escrow deposits; however, TA may request that we fund capital improvements in return for increases in TA's annual minimum rent. TA is not obligated to request and we are not obligated to fund any such improvements.

(2) Represents FF&E reserve deposits not funded by hotel operations, but separately funded by us. The operating agreements for our hotels generally provide that, if necessary, we will provide FF&E funding in excess of escrowed reserves. To the extent we make such fundings, our contractual annual minimum returns or rents generally increase by a percentage of the amounts we fund.

(3) Represents a portion of the proceeds from our sales of 20 travel centers in January 2019 restricted for the purpose of facilitating a tax deferred like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2019

17

PROPERTY ACQUISITION INFORMATION SINCE JANUARY 1, 2019

PROPERTY ACQUISITION INFORMATION SINCE JANUARY 1, 2019

(dollars in thousands)

ACQUISITIONS:

Date Acquired	Properties	Brand	Location	Number of Rooms or Suites	Operating Agreement	Purchase Price (1)	Average Purchase Price per Room or Suite
2/22/2019	1	Kimpton Hotel Palomar	Washington, D.C.	335	IHG	$ 141,450	$ 422
5/7/2019	1	Crowne Plaza	Milwaukee, WI	198	IHG	$ 30,000	$ 152
Total / Weighted Average	2			533		$ 171,450	$ 322

(1) Represents cash purchase price and excludes acquisition related costs.

DISPOSITIONS:

Date Disposed	Properties	Brand	Location	Land Acreage	Former Operating Agreement	Sales Price (1)	Average Sales Price per Room or Suite
1/17/2019	1	TravelCenters of America	Corning, CA	24	TA No. 3	$ 21,420	N/A
1/17/2019	1	TravelCenters of America	San Antonio, TX	31	TA No. 2	$ 20,550	N/A
1/17/2019	1	TravelCenters of America	Gary, IN	22	TA No. 3	$ 18,910	N/A
1/17/2019	1	TravelCenters of America	Paulsboro, NJ	25	TA No. 3	$ 17,870	N/A
1/17/2019	1	TravelCenters of America	Lake Station, IN	23	TA No. 1	$ 15,120	N/A
1/17/2019	1	TravelCenters of America	Fultonville, NY	15	TA No. 2	$ 13,500	N/A
1/17/2019	1	TravelCenters of America	Hudson, WI	15	TA No. 1	$ 13,340	N/A
1/17/2019	1	TravelCenters of America	Concordia, MO	20	TA No. 1	$ 10,980	N/A
1/17/2019	1	TravelCenters of America	Saginaw, MI	11	TA No. 3	$ 8,820	N/A
1/23/2019	1	TravelCenters of America	Porter, IN	74	TA No. 4	$ 27,340	N/A
1/23/2019	1	Petro Stopping Centers	Oklahoma City, OK	30	TA No. 5	$ 21,690	N/A
1/23/2019	1	Petro Stopping Centers	N. Baltimore, OH	17	TA No. 5	$ 19,920	N/A
1/23/2019	1	Petro Stopping Centers	Beaumont, TX	20	TA No. 5	$ 18,180	N/A
1/23/2019	1	TravelCenters of America	Franklin, TN	13	TA No. 3	$ 14,340	N/A
1/23/2019	1	Petro Stopping Centers	Medford, OR	15	TA No. 5	$ 14,110	N/A
1/23/2019	1	TravelCenters of America	Ganado, TX	11	TA No. 1	$ 11,960	N/A
1/23/2019	1	Petro Stopping Centers	Egan, LA	27	TA No. 5	$ 10,270	N/A
1/29/2019	1	TravelCenters of America	Hurricane, WV	21	TA No. 1	$ 11,420	N/A
1/29/2019	1	TravelCenters of America	Rogers, MN	12	TA No. 2	$ 9,590	N/A
1/29/2019	1	TravelCenters of America	Knoxville, TN	24	TA No. 2	$ 8,870	N/A
Total / Weighted Average	20			450		$ 308,200	N/A

(1) Represents cash sales price and excludes closing costs.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2019
18

CALCULATION OF EBITDA, EBITDAre AND ADJUSTED EBITDAre

CALCULATION OF EBITDA, EBITDA*re* AND ADJUSTED EBITDA*re* (1)

(in thousands)

		For the Three Months Ended				
		3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Net income (loss)		$ 225,787	$ (108,860)	$ 117,099	$ 97,289	$ 80,206
Add (Less):	Interest expense	49,766	49,624	49,308	48,741	47,540
	Income tax expense (benefit)	1,059	(754)	707	771	471
	Depreciation and amortization	99,365	102,769	101,007	99,684	99,617
EBITDA		375,977	42,779	268,121	246,485	227,834
Less:	Gain on sale of real estate (2)	(159,535)	—	—	—	—
EBITDA*re*		216,442	42,779	268,121	246,485	227,834
Add (Less):	General and administrative expense paid in common shares (3)	436	909	1,008	1,193	77
	Loss on early extinguishment of debt (4)	—	—	—	160	—
	Unrealized gains and losses on equity securities, net (5)	(20,977)	106,085	(43,453)	(20,940)	(24,955)
Adjusted EBITDA*re*		$ 195,901	$ 149,773	$ 225,676	$ 226,898	$ 202,956

(1) Please see page 21 for definitions of EBITDA, EBITDA*re* and Adjusted EBITDA*re* and a description of why we believe the presentation of these measures provide useful information to investors.

(2) We recorded a $159,535 gain on sale of real estate in the three months ended March 31, 2019, in connection with the sales of 20 travel centers.

(3) Amounts represent the equity compensation awarded to our trustees, our officers and certain other employees of RMR LLC.

(4) We recorded a $160 loss on early extinguishment of debt in the three months ended June 30, 2018 in connection with the amendment of our revolving credit facility and term loan.

(5) Unrealized gains and losses on equity securities, net represent the adjustment required to adjust the carrying value of our investments in RMR Inc. and TA common shares to their fair value as of the end of the period.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2019

19

CALCULATION OF FFO AND NORMALIZED FFO (1) (amounts in thousands, except share data) For the Three Months Ended 3/31/2019 12/31/2018 9/30/2018 6/30/2018 3/31/2018 Net income (loss) $ 225,787 $ (108,860) $ 117,099 $ 97,289 $ 80,206 Add (Less): Depreciation and amortization 99,365 102,769 101,007 99,684 99,617 Gain on sale of real estate (2) (159,535) — — — — Unrealized gains and losses on equity securities, net (3) (20,977) 106,085 (43,453) (20,940) (24,955) FFO 144,640 99,994 174,653 176,033 154,868 Add: Loss on early extinguishment of debt (4) — — — 160 — Normalized FFO $ 144,640 $ 99,994 $ 174,653 $ 176,193 $ 154,868 Weighted average shares outstanding (basic) 164,278 164,278 164,232 164,205 164,199 Weighted average shares outstanding (diluted) 164,322 164,278 164,274 164,243 164,219 Basic and diluted per share common share amounts: Net income (loss) $ 1.37 $ (0.66) $ 0.71 $ 0.59 $ 0.49 FFO and Normalized FFO $ 0.88 $ 0.61 $ 1.06 $ 1.07 $ 0.94 (1) Please see page 21 for definitions of FFO and Normalized FFO, a description of why we believe the presentation of these measures provides useful information to investors regarding our financial condition and results of operations and a description of how we use these measures. (2) We recorded a $159,535 gain on sale of real estate in the three months ended March 31, 2019 in connection with the sales of 20 travel centers. (3) Unrealized gains and losses on equity securities, net represent the adjustment required to adjust the carrying value of our investments in RMR Inc. and TA common shares to their fair value as of the end of the period. (4) We recorded a $160 loss on early extinguishment of debt in the three months ended June 30, 2018 in connection with the amendment of our revolving credit facility and term loan. CALCULATION OF FFO AND NORMALIZED FFO OF FFO CALCULATION Hospitality Properties Trust 20 Supplemental Operating and Financial Data, March 31, 2019

DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES Non-GAAP Financial Measures We present certain “non-GAAP financial measures” within the meaning of applicable Securities and Exchange Commission, or SEC, rules, including EBITDA, EBITDAre, Adjusted EBITDAre, FFO and Normalized FFO. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our condensed consolidated statements of income. We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs. EBITDA, EBITDAre and Adjusted EBITDAre We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 19. EBITDAre is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, as well as certain other adjustments currently not applicable to us. In calculating Adjusted EBITDAre, we adjust for the items shown on page 19 and include business management incentive fees only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. FFO and Normalized FFO We calculate funds from operations, or FFO, and Normalized FFO as shown on page 20. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, we adjust for the items shown on page 20 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to qualify for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES FINANCIAL NON-GAAP DEFINITIONS OF CERTAIN Hospitality Properties Trust 21 Supplemental Operating and Financial Data, March 31, 2019

OPERATING AGREEMENTS AND PORTFOLIO INFORMATION Petro Travel Center, 2154 S. Beltline Boulevard I-77, Exit 5 Columbia, SC Operator: TravelCenters of America Hospitality Properties Trust Supplemental Operating and Financial Data, March 31, 2019

PORTFOLIO BY OPERATING AGREEMENT AND MANAGER

PORTFOLIO BY OPERATING AGREEMENT AND MANAGER

As of March 31, 2019
(dollars in thousands)

By Operating Agreement (1):	Number of Properties	Percent of Total Number of Properties	Number of Rooms or Suites (Hotels) / Land Acreage (Travel Centers)	Percent of Total Number of Rooms or Suites (Hotels) / Acres (Travel Centers)	Investment (2)	Percent of Total Investment	Investment Per Room or Suite	Annual Minimum Return / Rent (3)	Percent of Total Annual Minimum Return / Rent
Marriott (no. 1)	53	10%	7,609	15%	$ 719,901	7%	$ 95	$ 71,496	9%
Marriott (no. 234)	68	13%	9,120	18%	1,021,394	10%	112	108,160	13%
Marriott (no. 5)	1	0%	356	1%	90,078	1%	253	10,518	1%
Subtotal / Average Marriott	122	23%	17,085	34%	1,831,373	18%	107	190,174	23%
IHG	101	21%	16,689	33%	2,237,462	22%	134	205,011	24%
Sonesta	51	10%	8,862	18%	1,706,276	17%	193	127,573	14%
Wyndham	22	4%	3,583	7%	397,705	4%	111	29,366	4%
Hyatt	22	4%	2,724	4%	301,942	3%	111	22,037	3%
Radisson	9	2%	1,939	4%	280,716	3%	145	19,769	3%
Subtotal / Average Hotels	327	64%	50,882	100%	6,755,474	67%	133	593,930	71%
TA (No. 1)	36	7%	747	16%	668,375	7%	N/A	49,018	6%
TA (No. 2)	36	7%	879	20%	626,390	6%	N/A	44,663	5%
TA (No. 3)	35	7%	885	20%	578,630	6%	N/A	42,404	5%
TA (No. 4)	37	8%	930	21%	594,794	6%	N/A	48,381	6%
TA (No. 5)	35	7%	1,039	23%	834,559	8%	N/A	61,617	7%
Subtotal / Average Travel Centers	179	36%	4,480	100%	3,302,748	33%	N/A	246,083	29%
Total / Average	506	100%	50,882 / 4,480	100% / 100%	$ 10,058,222	100%	$ 133	$ 840,013	100%

(1) See pages 25 through 27 for additional information regarding each of our operating agreements.

(2) Represents historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations that do not result in increases in minimum returns or rents.

(3) Each of our management agreements or leases provides for payment to us of an annual minimum return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees or security deposits as more fully described on pages 25 through 27. In addition, certain of our hotel management agreements provide for payment to us of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed or secured by deposits. Annualized minimum rent amounts represent cash rent amounts due to us and exclude adjustments, if any, necessary to recognize rental income on a straight line basis in accordance with GAAP.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2019

23

PORTFOLIO BY BRAND

PORTFOLIO BY BRAND

As of March 31, 2019
(dollars in thousands)

Brand	Manager	Number of Properties	Percent of Total Number of Properties	Number of Rooms or Suites (Hotels) / Land Acreage (Travel Centers)	Percent of Total Number of Rooms or Suites (Hotels) / Acres (Travel Centers)	Investment (1)	Percent of Total Investment	Investment Per Room or Suite
Courtyard by Marriott®	Marriott	71	14%	10,264	20%	$ 1,010,530	11%	$ 98
Royal Sonesta Hotels®	Sonesta	6	1%	2,332	4%	706,727	7%	303
Sonesta ES Suites®	Sonesta	39	8%	4,730	10%	644,382	6%	136
Crowne Plaza®	IHG	10	2%	3,941	8%	587,488	6%	149
Candlewood Suites®	IHG	61	12%	7,553	16%	586,546	6%	78
Residence Inn by Marriott®	Marriott	35	7%	4,488	9%	549,661	5%	122
Kimpton® Hotels & Restaurants	IHG	4	1%	1,160	2%	424,036	4%	366
Sonesta Hotels & Resorts®	Sonesta	6	1%	1,800	4%	355,167	4%	197
Staybridge Suites®	IHG	20	4%	2,481	4%	347,592	3%	140
Hyatt Place®	Hyatt	22	4%	2,724	4%	301,942	3%	111
Wyndham Hotels and Resorts® and Wyndham Grand®	Wyndham	6	1%	1,827	4%	295,509	3%	162
InterContinental Hotels and Resorts®	IHG	3	1%	800	2%	218,469	2%	273
Radisson® Hotels & Resorts and Radisson Blu®	Radisson	5	1%	1,329	3%	202,598	2%	152
Marriott Hotels and Resorts®	Marriott	2	0%	748	1%	131,435	1%	176
TownePlace Suites by Marriott®	Marriott	12	2%	1,321	3%	114,568	1%	87
Hawthorn Suites®	Wyndham	16	3%	1,756	3%	102,196	1%	58
Country Inns & Suites® by Radisson	Radisson	4	1%	610	1%	78,118	1%	128
Holiday Inn®	IHG	3	1%	754	1%	73,331	1%	97
SpringHill Suites by Marriott®	Marriott	2	0%	264	1%	25,179	0%	95
Subtotal / Average Hotels		327	64%	50,882	100%	6,755,474	67%	133
TravelCenters of America®	TA	134	27%	3,203	71%	2,281,522	22%	N/A
Petro Stopping Centers®	TA	45	9%	1,277	29%	1,021,226	11%	N/A
Subtotal / Average Travel Centers		179	36%	4,480	100%	3,302,748	33%	N/A
Total / Average		506	100%	50,882 / 4,480	100%	$ 10,058,222	100%	$ 133

(1) Represents historical cost of properties plus capital improvements funded by us less impairment writedowns, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations that do not result in increases in minimum returns or rents.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2019
24

OPERATING AGREEMENT INFORMATION As of March 31, 2019 (dollars in thousands) Marriott No. 1 - We lease 53 Courtyard by Marriott® branded hotels in 24 states to one of our taxable REIT subsidiaries, or TRSs. The hotels are managed by a subsidiary of Marriott under a combination management agreement which expires in 2024; Marriott has two renewal options for 12 years each for all, but not less than all, of the hotels. We have no security deposit or guarantee from Marriott for these 53 hotels. Accordingly, payment by Marriott of the minimum return due to us under this management agreement is limited to the hotels' available cash flows after payment of operating expenses and funding of the FF&E reserve. In addition to our minimum return, this agreement provides for payment to us of 50% of the hotels' available cash flows after payment of hotel operating expenses, funding of the required FF&E reserve, payment of our minimum return and payment of certain management fees. Marriott No. 234 - We lease 68 of our Marriott® branded hotels (one full service Marriott®, 35 Residence Inn by Marriott®, 18 Courtyard by Marriott®, 12 TownePlace Suites by Marriott® and two SpringHill Suites by Marriott® hotels) in 22 states to one of our TRSs. The hotels are managed by subsidiaries of Marriott under a combination management agreement which expires in 2025; Marriott has two renewal options for 10 years each for all, but not less than all, of the hotels. We originally held a security deposit of $64,700 under this agreement to cover payment shortfalls of our minimum return. As of March 31, 2019, the available balance of this security deposit was $30,598. This security deposit may be replenished from a share of the hotels' available cash flows in excess of our minimum return and certain management fees. Marriott has also provided us with a $40,000 limited guaranty to cover payment shortfalls up to 90% of our minimum return after the available security deposit balance has been depleted. This limited guaranty expires in 2019. As of March 31, 2019, the available Marriott guaranty was $30,672. In addition to our minimum return, this agreement provides for payment to us of 62.5% of the hotels' available cash flows after payment of hotel operating expenses, funding of the required FF&E reserve, payment of our minimum return, payment of certain management fees and replenishment of the security deposit. This additional return amount is not guaranteed or secured by the security deposit. Marriott No. 5 - We lease one Marriott® branded hotel in Kauai, HI to a subsidiary of Marriott under a lease that expires in 2019. Marriott has four renewal options for 15 years each. On August 31, 2016, Marriott notified us that it will not exercise its renewal option at the expiration of the current lease term ending on December 31, 2019. This lease is guaranteed by Marriott and OPERATING AGREEMENT INFORMATION OPERATING provides for increases in the annual minimum rent payable to us based on changes in the consumer price index. IHG - We lease 100 IHG branded hotels (20 Staybridge Suites®, 61 Candlewood Suites®, two InterContinental®, 10 Crowne Plaza®, four Kimpton® Hotels & Restaurants and three Holiday Inn®) in 29 states in the U.S., the District of Columbia and Ontario, Canada to one of our TRSs. These 100 hotels are managed by subsidiaries of IHG under a combination management agreement. We lease one additional InterContinental® branded hotel in Puerto Rico to a subsidiary of IHG. The annual minimum return amount presented in the table on page 23 includes $7,908 of minimum rent related to the leased Puerto Rico hotel. The management agreement and the lease expire in 2036; IHG has two renewal options for 15 years each for all, but not less than all, of the hotels. As of March 31, 2019, we held a security deposit of $85,745 under this agreement to cover payment shortfalls of our minimum return. This security deposit, if utilized, may be replenished and increased up to $100,000 from the hotels' available cash flows in excess of our minimum return and certain management fees. Under this agreement, IHG is required to maintain a minimum security deposit of $37,000. In connection with the February 2019 acquisition of the Kimpton® Hotel Palomar, IHG agreed to provide us $5,000 to supplement the existing security deposit. In addition to our minimum return, this management agreement provides for an annual additional return payment to us of $12,067 from the hotels' available cash flows after payment of hotel operating expenses, funding of the required FF&E reserve, if any, payment of our minimum return, payment of certain management fees and replenishment and expansion of the security deposit. In addition, the agreement provides for payment to us of 50% of the hotels' available cash flows after payment to us of the annual additional return amount. These additional return amounts are not guaranteed or secured by the security deposit we hold. Hospitality Properties Trust 25 Supplemental Operating and Financial Data, March 31, 2019

OPERATING AGREEMENT INFORMATION As of March 31, 2019 (dollars in thousands) Sonesta - We lease our 51 Sonesta branded hotels (six Royal Sonesta® Hotels, six Sonesta Hotels & Resorts® and 39 Sonesta ES Suites® hotels) in 26 states to one of our TRSs. The hotels are managed by Sonesta under a combination management agreement which expires in 2037; Sonesta has two renewal options for 15 years each for all, but not less than all, of the hotels. We have no security deposit or guaranty from Sonesta. Accordingly, payment by Sonesta of the minimum return due to us under this management agreement is limited to the hotels' available cash flows after the payment of operating expenses, including certain management fees, and we are financially responsible for operating cash flows deficits, if any. In addition to our minimum return, this management agreement provides for payment to us of 80% of the hotels' available cash flows after payment of hotel operating expenses, management fees to Sonesta, our minimum return, an imputed FF&E reserve to us and reimbursement of operating loss or working capital advances, if any. Wyndham - We lease our 22 Wyndham branded hotels (six Wyndham Hotels and Resorts® and 16 Hawthorn Suites® hotels) in 14 states to one of our TRSs. The hotels are managed by subsidiaries of Wyndham under a combination management agreement which expires in 2038; Wyndham has two renewal options for 15 years each for all, but not less than all, of the hotels. We have a limited guaranty of $35,656 under the management agreement to cover payment shortfalls of our minimum return, subject to an annual payment limit of $17,828. This guaranty expires in 2020. As of March 31, 2019, the Wyndham guaranty was depleted. This guaranty may be replenished from the hotels' available cash flows in excess of our minimum return. This agreement provides that if the hotel cash flows available after payment of hotel operating expenses are less than the minimum returns due to us and if the guaranty is depleted, to avoid a default, Wyndham is required to pay us the greater of the available hotel cash flows after payment of hotel operating expenses and 85% of our minimum return. In addition to our minimum return, this management agreement provides for payment to us of 50% of the hotels' available cash flows after payment of hotel operating expenses, payment of our minimum return, funding of the FF&E reserve, if any, payment of certain management fees and reimbursement of any Wyndham guaranty advances. This additional return amount is not guaranteed. We also lease 48 vacation units in one of the hotels to a subsidiary of Wyndham Destinations, Inc. (NYSE: WYND), or Destinations, under a lease that expires in 2037; Destinations has two renewal options for 15 years each for all, but not less than all, of the vacation units. The lease is guaranteed by Destinations and provides for rent increases of 3% per annum. The annual minimum return amount presented in the table on page 23 includes $1,493 of minimum rent related to the Destinations lease. OPERATING AGREEMENT INFORMATION OPERATING Hyatt - We lease our 22 Hyatt Place® branded hotels in 14 states to one of our TRSs. The hotels are managed by a subsidiary of Hyatt Hotels Corporation, or Hyatt, under a combination management agreement that expires in 2030; Hyatt has two renewal options for 15 years each for all, but not less than all, of the hotels. We have a limited guaranty of $50,000 under this agreement to cover payment shortfalls of our minimum return. As of March 31, 2019, the available Hyatt guaranty was $21,485. The guaranty is limited in amount but does not expire in time and may be replenished from a share of the hotels' available cash flows in excess of our minimum return. In addition to our minimum return, this management agreement provides for payment to us of 50% of the hotels' available cash flows after payment of operating expenses, funding the required FF&E reserve, payment of our minimum return and reimbursement to Hyatt of working capital and guaranty advances, if any. This additional return is not guaranteed. Radisson - We lease our nine Radisson branded hotels (four Radisson® Hotels & Resorts, four Country Inns & Suites® by Radisson and one Radisson Blu® hotel) in six states to one of our TRSs and these hotels are managed by a subsidiary of Radisson under a combination management agreement which expires in 2035 and Radisson has two 15 year renewal options for all, but not less than all, of the hotels. We have a limited guaranty of $46,849 under this agreement to cover payment shortfalls of our minimum return. As of March 31, 2019, the available Radisson guaranty was $39,913. The guaranty is limited in amount but does not expire in time and may be replenished from a share of the hotels' available cash flows in excess of our minimum return. Also, this guaranty cap may be increased if we fund excess renovation costs under our agreement with Radisson. In addition to our minimum return, this management agreement provides for payment to us of 50% of the hotels' available cash flows after payment of operating expenses, funding the required FF&E reserve, payment of our minimum return and reimbursement to Radisson of working capital and guaranty advances, if any. This additional return is not guaranteed. Hospitality Properties Trust 26 Supplemental Operating and Financial Data, March 31, 2019

OPERATING AGREEMENT INFORMATION As of March 31, 2019 (dollars in thousands) TA No. 1 - We lease 36 travel centers (32 TravelCenters of America® branded travel centers and four Petro Stopping Centers® branded travel centers) in 26 states to a subsidiary of TA under a lease that expires in 2032. TA has two renewal options for 15 years each for all, but not less than all, of these travel centers. In addition to the payment of our minimum rent, this lease provides for payment to us of percentage rent based on increases in total non-fuel revenues over base year levels (3% of non-fuel revenues above 2015 non-fuel revenues). Commencing in 2020, this lease provides for payment of an additional half percent (0.5%) of non-fuel revenues above 2019 non-fuel base year revenues. TA’s previously deferred rent obligation of $14,175 will be paid in 16 quarterly installments of $886 beginning in April 2019. TA No. 2 - We lease 36 travel centers (34 TravelCenters of America® branded travel centers and two Petro Stopping Centers® branded travel centers) in 24 states to a subsidiary of TA under a lease that expires in 2031. TA has two renewal options for 15 years each for all, but not less than all, of these travel centers. In addition to the payment of our minimum rent, this lease provides for payment to us of percentage rent based on increases in total non-fuel revenues over base year levels (3% of non-fuel revenues above 2015 non-fuel revenues). Commencing in 2020, this lease provides for payment of an additional half percent (0.5%) of non-fuel revenues above 2019 non-fuel base year revenues. TA’s previously deferred rent obligation of $12,847 will be paid in 16 quarterly installments of $803 beginning in April 2019. TA No. 3 - We lease 35 travel centers (33 TravelCenters of America® branded travel centers and two Petro Stopping Centers® branded travel centers) in 26 states to a subsidiary of TA under a lease that expires in 2029. TA has two renewal options for 15 years each for all, but not less than all, of these travel centers. In addition to the payment of our minimum rent, this lease provides for payment to us of percentage rent based on increases in total non-fuel revenues over base year levels (3% of non-fuel revenues above 2015 non-fuel revenues). Commencing in 2020, this lease provides for payment of an additional half percent (0.5%) of non-fuel revenues above 2019 non-fuel base year revenues. TA’s previously deferred rent obligation of $12,603 will be paid in 16 quarterly installments of $788 beginning in April 2019. TA No. 4 - We lease 37 travel centers (35 TravelCenters of America® branded travel centers and two Petro Stopping Centers® branded travel centers) in 27 states to a subsidiary of TA under a lease that expires in 2033. TA has two renewal options for 15 years each for all, but not less than all, of these travel centers. In addition to the payment of our minimum rent, this lease provides for payment to us of percentage rent based on increases in total non-fuel revenues over base year levels (3% of non-fuel revenues above 2015 non-fuel revenues). Commencing in 2020, this lease provides for payment of an additional half percent (0.5%) of non-fuel revenues above 2019 non-fuel base year revenues. TA’s previously deferred rent obligation of $12,961 will be paid in 16 quarterly installments of $810 beginning in April 2019. OPERATING AGREEMENT INFORMATION OPERATING TA No. 5 - We lease 35 Petro Stopping Centers® branded travel centers in 23 states to a subsidiary of TA under a lease that expires in 2035. TA has two renewal options for 15 years each for all, but not less than all, of these travel centers. In addition to the payment of our minimum rent, this lease provides for payment to us of percentage rent based on increases in total non-fuel revenues over base year levels (3% of non-fuel revenues above 2012 non-fuel revenues). Commencing in 2020, this lease provides for payment of an additional half percent (0.5%) of non-fuel revenues above 2019 non-fuel base year revenues. TA’s previously deferred rent obligation of $17,872 will be paid in 16 quarterly installments of $1,117 beginning in April 2019. Hospitality Properties Trust 27 Supplemental Operating and Financial Data, March 31, 2019

OPERATING STATISTICS BY HOTEL OPERATING AGREEMENT AND MANAGER

OPERATING STATISTICS BY HOTEL OPERATING AGREEMENT AND MANAGER

	No. of Hotels	No. of Rooms or Suites	For the Three Months Ended March 31, 2019	2018	Change
ADR					
Marriott (no. 1)	53	7,609	$ 134.43	$ 130.81	2.8%
Marriott (no. 234)	68	9,120	135.88	131.91	3.0%
Marriott (no. 5)	1	356	310.91	280.56	10.8%
Subtotal / Average Marriott	122	17,085	140.21	135.84	3.2%
IHG (1)	101	16,689	122.51	123.95	(1.2%)
Sonesta (1) (2)	51	8,862	147.96	146.31	1.1%
Wyndham	22	3,583	89.71	93.69	(4.2%)
Hyatt	22	2,724	112.98	113.36	(0.3%)
Radisson (1)	9	1,939	129.66	126.73	2.3%
All Hotels Total / Average	327	50,882	$ 130.03	$ 128.90	0.9%
OCCUPANCY					
Marriott (no. 1)	53	7,609	60.2%	62.7%	-2.5 pts
Marriott (no. 234)	68	9,120	68.8%	71.7%	-2.9 pts
Marriott (no. 5)	1	356	88.4%	96.4%	-8.0 pts
Subtotal / Average Marriott	122	17,085	65.4%	68.2%	-2.8 pts
IHG (1)	101	16,689	72.7%	75.5%	-2.8 pts
Sonesta (1) (2)	51	8,862	63.1%	64.1%	-1.0 pts
Wyndham	22	3,583	60.8%	64.6%	-3.8 pts
Hyatt	22	2,724	74.5%	77.1%	-2.6 pts
Radisson (1)	9	1,939	63.3%	73.8%	-10.5 pts
All Hotels Total / Average	327	50,882	67.5%	70.3%	-2.8 pts
RevPAR					
Marriott (no. 1)	53	7,609	$ 80.93	$ 82.02	(1.3%)
Marriott (no. 234)	68	9,120	93.49	94.58	(1.2%)
Marriott (no. 5)	1	356	274.84	270.46	1.6%
Subtotal / Average Marriott	122	17,085	91.70	92.64	(1.0%)
IHG (1)	101	16,689	89.06	93.58	(4.8%)
Sonesta (1) (2)	51	8,862	93.36	93.78	(0.4%)
Wyndham	22	3,583	54.54	60.52	(9.9%)
Hyatt	22	2,724	84.17	87.40	(3.7%)
Radisson (1)	9	1,939	82.07	93.53	(12.3%)
All Hotels Total / Average	327	50,882	$ 87.77	$ 90.62	(3.1%)

(1) Operating data includes data for certain hotels for periods prior to when we acquired them.

(2) Operating data includes data for one hotel for periods prior to when it was managed by Sonesta.

"ADR" is average daily rate; "RevPAR" is room revenue per available room. All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2019
28

COVERAGE BY OPERATING AGREEMENT AND MANAGER (1) Number of For the Twelve Months Ended Operating Agreement Properties 3/31/2019 12/31/2018 9/30/2018 6/30/2018 3/31/2018 Marriott (no. 1) 53 1.19x 1.20x 1.20x 1.23x 1.23x Marriott (no. 234) 68 1.08x 1.09x 1.10x 1.11x 1.11x Marriott (no. 5) 1 1.03x 1.05x 1.07x 1.07x 0.96x Subtotal Marriott 122 1.12x 1.13x 1.13x 1.16x 1.15x IHG 101 1.02x 1.06x 1.12x 1.13x 1.13x Sonesta 51 0.64x 0.66x 0.68x 0.71x 0.75x Wyndham 22 0.61x 0.67x 0.75x 0.79x 0.84x Hyatt 22 1.00x 1.04x 1.08x 1.13x 1.12x Radisson 9 0.97x 1.11x 1.10x 1.15x 1.18x Subtotal Hotels 327 0.95x 0.98x 1.01x 1.03x 1.04x TA (No. 1) 36 1.86x 1.85x 1.80x 1.81x 1.79x TA (No. 2) 36 1.83x 1.84x 1.78x 1.77x 1.73x TA (No. 3) 35 1.82x 1.82x 1.78x 1.77x 1.74x TA (No. 4) 37 1.89x 1.89x 1.81x 1.82x 1.78x TA (No. 5) 35 1.79x 1.81x 1.79x 1.79x 1.74x Subtotal TA 179 1.83x 1.84x 1.79x 1.79x 1.76x Total 506 1.21x 1.23x 1.24x 1.26x 1.26x Number of For the Three Months Ended Operating Agreement Properties 3/31/2019 12/31/2018 9/30/2018 6/30/2018 3/31/2018 Marriott (no. 1) 53 0.89x 0.99x 1.38x 1.52x 0.92x Marriott (no. 234) 68 0.92x 0.95x 1.14x 1.30x 0.97x Marriott (no. 5) 1 1.04x 0.86x 1.04x 1.19x 1.10x Subtotal Marriott 122 0.91x 0.96x 1.22x 1.37x 0.96x IHG 101 0.79x 0.83x 1.18x 1.29x 0.93x Sonesta 51 0.44x 0.51x 0.68x 0.93x 0.51x Wyndham 22 0.07x 0.42x 0.99x 0.98x 0.29x Hyatt 22 0.92x 0.71x 0.95x 1.43x 1.06x Radisson 9 0.45x 0.79x 1.34x 1.32x 1.00x Subtotal Hotels 327 0.71x 0.78x 1.07x 1.23x 0.82x TA (No. 1) 36 1.75x 1.87x 1.92x 1.88x 1.73x TA (No. 2) 36 1.68x 1.86x 1.91x 1.88x 1.72x TA (No. 3) 35 1.65x 1.77x 1.99x 1.88x 1.67x TA (No. 4) 37 1.80x 1.95x 1.88x 1.93x 1.81x TA (No. 5) 35 1.67x 1.70x 1.84x 1.92x 1.77x Subtotal TA 179 1.71x 1.83x 1.90x 1.90x 1.74x Total 506 1.01x 1.08x 1.32x 1.43x 1.10x COVERAGE BY OPERATING AGREEMENT AND MANAGER AGREEMENT OPERATING COVERAGE BY (1) We define coverage as combined total property level revenues minus all property level expenses and FF&E reserve escrows that are not subordinated to minimum returns or rents due to us, divided by the minimum returns or rents due to us (which data is provided to us by our managers or tenants). Coverage amounts for our IHG, Sonesta, Radisson and TA No. 4 agreements include data for certain hotels and travel centers for periods prior to when we acquired ownership of them. Coverage amounts for our Sonesta agreement include data for one hotel prior to when it was managed by Sonesta. Coverage amounts for our Radisson and TA agreements exclude data for certain properties we sold during the periods presented. Coverage amounts for our TA agreements exclude payments of previously deferred rent. All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants’ operating data. Hospitality Properties Trust 29 Supplemental Operating and Financial Data, March 31, 2019

Warning Concerning Forward-Looking Statements This supplemental operating and financial data may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. The information contained in our filings with the SEC, including under “Risk Factors” in our periodic reports, or incorporated therein, identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon our forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. WARNING CONCERNING FORWARD-LOOKING STATEMENTS CONCERNING FORWARD-LOOKING WARNING Hospitality Properties Trust 30 Supplemental Operating and Financial Data, March 31, 2019